                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   Form 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): September 4, 1998



                         Commission file number 2-76555


                            ELDORADO BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                      33-0720548
   (State or other jurisdiction of                    (I.R.S. Employer or
    incorporation or organization)                     Identification No.)


24012 Calle de la Plata, Suite 150, Laguna Hills, California      92653
------------------------------------------------------------      -----
      (Address of principal executive offices)                  (Zip Code)



                                 (949) 699-4344
                                 --------------
              (Registrant's telephone number, including area code)



                         COMMERCE SECURITY BANCORP, INC.
                         -------------------------------
        (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS

On September 4, 1998, Commerce Security Bancorp, Inc. changed its name to Eldorado Bancshares, Inc. (the "Company"). The Company's ticker symbol has been changed to "ELBI".

On September 4, 1998, the Board of Directors of the Company announced a two-for-one reverse stock split of its common stock. As a result of the reverse split, the total number of shares of common stock outstanding was reduced from 18,347,397 shares to 9,173,699 shares, (subject to any adjustments for fractional shares).

Coincidental with the two-for-one reverse split, the Company converted its "Special Common Stock" and "Class B Common Stock" to "Common Stock", eliminating the liquidation preferences formally afforded the holders of the "Special Common Stock".

Of the 4,825,718 shares of common stock designated as "Special Common Stock" prior to the reverse split, 463,913 shares were designated as "Non-voting Special Common Stock". These shares were converted to "Non-voting Common Stock", eliminating the liquidation preference but retaining the non-voting limitation. With the exception of these shares, the remaining shares of "Common Stock" will retain the right to one vote per share.



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ELDORADO BANCSHARES, INC.


September 18, 1998                     By: /s/ John L. Gordon
                                           --------------------------------
                                           John L. Gordon
                                           Senior Vice President
                                           Chief Financial Officer





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